EXHIBIT 99.1

                                  News Release

BW Account Number: 1079001

Date:                    June 8, 2004 4:00 P.M., EST
Contact:                 James L. Saner, Sr., President & CEO
                         Mainsource Financial Group (812) 663-0157


           MainSource Financial Group Acquires Peoples Financial Corp.


MainSource Financial Group, Inc., Greensburg, Indiana (NASDAQ: MSFG) - James L. Saner, Sr., President and Chief Executive Officer of MainSource Financial Group, Inc. today announced the consummation of its acquisition of Peoples Financial Corp. and its wholly owned subsidiary, Peoples Trust Company. With total assets of approximately $120 million, Peoples Trust Company operates seven offices in Greene County, Indiana.

Mr. Saner stated, "I am pleased to welcome the employees and customers of Peoples Trust Company into MainSource Financial Group. We remain committed to our community banking philosophy and this transaction reaffirms our long-term strategic objective of preserving the local decision-making and personal customer service that is quickly being abandoned in the smaller communities. We feel that this type of service, combined with MainSource Financial Group's exceptional product offerings, provides the residents of Greene County a unique opportunity to manage all of their financial needs from one location. "

Mr. Saner continued, "This acquisition will expand MainSource Financial Group's presence in Indiana to 58 offices in 22 counties. MainSource Financial Group is currently one of the top 20 multi-bank holding companies that is publicly traded in the state of Indiana and we are proud to continue our growth in new areas. Also, the addition of Greene County provides a geographic connection between our Indiana and Illinois banking centers."

MainSource Financial Group, Inc., headquartered in Greensburg, Indiana, is listed on the NASDAQ Stock Market (trading symbol: MSFG) and is a community-focused, multi-bank, financial services oriented holding company with assets of over $1.5 billion. Through its five banking subsidiaries, First Community Bank and Trust, Bargersville, Indiana; MainSource Bank, Greensburg, Indiana; Regional Bank, New Albany, Indiana; Capstone Bank, Watseka, Illinois; and Peoples Trust Company it operates 58 offices in 22 Indiana counties and seven offices in three Illinois counties. Through its insurance subsidiary, MainSource Insurance, it operates eight offices in Indiana as well as one in Owensboro, Kentucky.


Forward-Looking Statements

Except for historical information contained herein, the discussion in this press release may include certain forward-looking statements based upon management expectations. Factors which could cause future results to differ from these expectations include the following: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the costs of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; and changes in the quality or composition of the Company's loan and investment portfolios, the timing of the closing of the transaction, the timing and success of integration efforts once the transaction is complete, MainSource's expectations or ability to realize success with the affiliation with Peoples Financial Corp, the impact of this transaction, if successful, on MainSource's business.

The forward-looking statements included in the press release relating to certain matters involve risks and uncertainties, including anticipated financial performance, business prospects, and other similar matters, which reflect management's best judgment based on factors currently known. Actual results and experience could differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.


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 MainSource Financial Group, 201 N. Broadway, P.O. Box 87, Greensburg, IN 47240